U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         LUNA MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                                 3841                                 98-0207745
(State or other jurisdiction           (Primary Standard Industrial       (I.R.S. Employer Identification No.)
of incorporation or organization)       Classification Code Number)

Suite 400, 900 West Hastings Street, Vancouver, British Columbia, Canada                  V6C 1E5
(Address of registrant's principal executive offices)                                    (Zip Code)

                                  604.687.0719
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                             Telephone: 949.660.9700
                             Facsimile: 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
        Title of each class               Amount        Proposed maximum     Proposed maximum
           of securities                  to be          offering price         aggregate             Amount of
         to be registered               registered         per share          offering price       registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        8,095,660 shares         $1.25              $10,119,575          $2,671.57
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value          410,000 (1)            $1.00 (2)             $410,000            $108.24
======================================================================================================================
                                                                          Total Registration Fees:    $2,779.81

(1) Represents 410,000 outstanding and unexercised warrants issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) of the Act and Rule 506 of Regulation D. Each warrant expires by its own terms on December 1, 2000.

(2)  Represents the exercise price of the outstanding warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus

                        LUNA MEDICAL TECHNOLOGIES, INC.,
                              a Nevada corporation

                8,505,660 Shares of $.001 Par Value Common Stock

This prospectus ("Prospectus") relates to 8,505,660 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Luna Medical Technologies, Inc., a Nevada corporation (the "Company"). 8,095,660 of the Shares are issued and outstanding shares of Common Stock, owned by the persons named in this Prospectus under the caption "Selling Stockholders." Those Shares were acquired by the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"). Additionally, we are registering 410,000 shares to be issued upon the exercise of outstanding warrants. Each outstanding warrant allows the holder of such warrant to purchase one share of our $.001 par value Common Stock for $1.00 per share. Each warrant expires by its own terms on December 1, 2000.

The Selling Stockholders may from time to time sell the Shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

We will receive no part of the proceeds of the 8,095,660 Shares owned by the Selling Stockholders. We will receive proceeds upon the exercise of the 410,000 outstanding warrants. We will use those proceeds primarily for working capital. See "Use of Proceeds." All expenses of registration incurred in connection with this offering will be paid by the Company, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. See "Selling Stockholders."

The Selling Stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The Shares have not been registered for sale by the Selling Stockholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The Company has applied to participate on the Over-the-Counter Bulletin Board Electronic Quotation Service ("Bulletin Board") maintained by the National Association of Securities Dealers, Inc. ("NASD"). In this regard, we have filed a Registration Statement on Form 10-SB ("10-SB") with the Securities and Exchange Commission ("Commission"). We have cleared comments with the Commission and are in what we believe to be the final stages of responding to NASD comments. Because the 10-SB is "effective", we are now considered a reporting issuer. As such, we are subject to the reporting requirements established by the Commission, including, but not limited to, the filing of quarterly reports on Form 10-Q and the filing of annual reports on Form 10-K. Upon clearance by the NASD, we will have met all requirements to participate on the Bulletin Board.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is April 27, 2000

TABLE OF CONTENTS
Item Number Caption                                                      Page
 3.  Summary Information .............................................    4
     Risk Factors ....................................................    5
        We Have a Limited Operating History ..........................    5
        New Products .................................................    5
        Limitation of Liability of Officers and Directors ............    6
        Speculative Investment .......................................    6
        Penny Stock Regulation .......................................    6
        We Rely on Our Key Personnel .................................    7
        No Foreseeable Dividends .....................................    7
        Control by Existing Shareholders .............................    7
        Our Ability to Implement Our Business Strategy ...............    7
        Securities Market Factors ....................................    7
        We Have No Product Liability Insurance .......................    7
        Risk of Product Recall, Product Returns ......................    7
        Lack of Commercial Products ..................................    8
        Regulatory Approval May Not Be Granted .......................    9
        We Are in a Very Competitive Industry ........................   10
        Dependence on Third-Party Production .........................   10
        We Must Comply with Governmental and
          Environmental Regulations ..................................   10
        No Assurances of Revenue or Operating Profits ................   10
        Federal Income Tax Consequences ..............................   10
 4.  Use of Proceeds .................................................   11
 5.  Determination of Offering Price .................................   11
 6.  Dilution ........................................................   11
 7.  Selling Stockholders ............................................   11
 8.  Plan of Distribution ............................................   12
 9.  Legal Proceedings ...............................................   14
 10. Directors, Executive Officers, Promoters and Control Persons ....   14
 11. Security Ownership of Certain Beneficial Owners and Management ..   15
 12. Description of Securities .......................................   16
 13. Interest of Named Experts and Counsel ...........................   16
 14. Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities ...................................   16
 15. Organization Within Last Five Years .............................   16
 16. Description of Business .........................................   16
 17. Management's Discussion and Analysis of Financial Condition
     and Results of Operations .......................................   19
 18. Description of Property .........................................   21
 19. Certain Relationships and Related Transactions ..................   22
 20. Market for Common Equity and Related Stockholder Matters ........   22
 21. Executive Compensation ..........................................   22
 22. Financial Statements ............................................   23
 23. Changes in and Disagreements with Accountants on Accounting
       and Financial Disclosure ......................................   26
     Legal Matters ...................................................   26
     Experts .........................................................   26
     Additional Information ..........................................   26

Item 3.  Summary Information and Risk Factors.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT COVERED IN THE SUMMARY. ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL AND BUSINESS ADVISORS.

The Company:        Our  principal  business  address  is  Suite  400,  900 West
                    Hastings Street,  Vancouver,  British  Columbia,  Canada V6C
                    1E5; our main business telephone number is (604) 687-0719.

Business of the
Company: We hold the exclusive worldwide license to distribute and market a lightweight, re-usable home fertility test ("Luna Fertility Indicator"). On or about January 31, 1999, we entered into an exclusive worldwide license agreement ("Agreement") with Luna Products, Inc. a Canadian corporation ("LPI"), to distribute the Luna Fertility Indicator. Accordingly, we have begun to distribute and market the Luna Fertility Indicator in Canada and recently in New Zealand and South Africa. Foreign market development has begun and discussions with potential distributors in Taiwan, Singapore, Japan and Turkey are being conducted. We hope to expand marketing and distribution worldwide. Our wholly-owned subsidiary, Luna Fertility Indicator, Inc., a British Columbia corporation, markets and distributes the Luna Fertility Indicator.

State of            Luna Medical  Technologies,  Inc.,  formerly  entitled  Luna
organization of     Technologies, Inc., was incorporated pursuant to the laws of
the Company:        the State of Nevada on January 19, 1999 ("Company"). In May,
                    1999,   the  Company   changed  its  name  to  Luna  Medical
                    Technologies, Inc.

Risk Factors:       A purchase of the Common Stock  involves  various risks that must be  considered  carefully by any  potential  purchaser.
                    Those risks include, but are not necessarily limited to, (i) there can be no assurance that our products will achieve significant market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product and service life cycles will be sufficient (or substitute products and services developed) to permit us to recover associated costs; (ii) the Company has a limited operating history upon which an evaluation of our prospects can be made; (iii) the officers and directors of the Company may be subject to various conflicts of interest; (iv) substantially all of our products and services are subject to significant regulation, and, therefore, our ability to generate significant revenues will depend upon, among other things, our ability to comply with all such regulations, laws and statutes, worldwide; (v) we may be required to raise substantial funds in order to implement our business plans and objectives; (vi) we have competition from other medical device manufacturers, suppliers, and distributors;
                    (vii) our results of operations may vary from period to period as a result of a variety of factors; (viii) the market for our products and services is characterized by continuous development and introduction of new products and services; (ix) changing political, economic and regulatory influences may affect our business practices and operations;
                    (x) we are dependent on our key  personnel  and  management;
                    (xi) we do not  anticipate  paying  dividends  on our Common
                    Stock in the foreseeable future; and, (xii) there can be no assurance that our operations will become profitable. See
                    "RISK FACTORS".

The Shares:         8,095,660  of the  Shares  offered  hereby  are  issued  and outstanding shares of Common Stock and are now owned by the persons named in this Prospectus under the caption

                    "Selling Stockholders." The Shares were acquired by the Selling Stockholders in various transactions, all of which were exempt from the registration provisions of the 1933 Act. Additionally, we are registering 410,000 Shares to be reserved for issuance upon the exercise of warrants exercisable at $1.00 per share.

Estimated use of    We  will  receive  $410,000.00  if  all of  our  issued  and
proceeds:           outstanding warrants are exercised. We intend to use any and all proceeds  from such  exercise for working  capital.  See
                    "Use of  Proceeds."  We will not receive any of the proceeds
                    from  the  sale  of  the  Shares   offered  by  the  Selling
                    Stockholders. See "Selling Stockholders."

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and our business before purchasing any of the Shares. A purchase of the Shares is speculative in nature and involves numerous risks. No purchase of the Shares should be made by any person who cannot afford to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will" or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the costs and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

We Have Limited Operating History. At this time, we distribute and market the Luna Fertility Indicator. The Company is an entity formed to carry out the activities described in this Prospectus and does not have a significant operating history. Our prospects must be considered keeping in mind the risks, expenses, and difficulties frequently encountered in the development of a business in an ever-changing industry. There can be no assurance that unanticipated problems will not occur which would result in material delays in product commercialization or that our efforts will result in successful product distribution. There can be no assurance that we will be able to achieve profitable operations. Our development involves significant risks, which a combination of experience, knowledge and careful evaluation may not be able to overcome.

New Products. We believe our ability to grow in existing markets occupied by us is partially dependent upon our ability to introduce new and innovative products into such markets. The success of any new products distributed by us will be subject to a number of conditions, including, but not limited to, developing products that will appeal to customers and obtaining necessary regulatory approval for those products. There can be no assurance that any new or proposed product will attain market acceptance. Our failure to successfully design, develop, test, market and introduce new and innovative products, or the failure of the Luna Fertility Indicator to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or innovative products, or that any new products introduced by us will adequately meet the requirements of prospective customers and achieve significant market acceptance. Due to certain market characteristics, including technologic change, changing customer needs, frequent new product introductions and evolving industry standards, timeliness of introduction of these new products and services is critical. Delays in the introduction of new products may result in customer dissatisfaction and may delay or cause loss of revenue. There can be no assurance that the we will be successful in developing new products or improving existing products that respond to technological changes or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new or improved products, or that any new products will adequately satisfy the requirements of prospective customers and achieve market acceptance. If we are unable to develop and introduce new or improved products in a timely manner in response to changing market conditions or customer tastes or requirements, our business, operating results and financial condition will be materially adversely affected.

Limitation on Liability of Officers and Directors of the Company. Article Twelve or the Articles of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

     DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

Speculative Investment. Our business objectives must be considered speculative, and there is no assurance that we will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the Shares, or any return whatsoever, or the shareholders of the Company will not lose their investments in the Company completely. For this reason, each prospective purchaser should read this Prospectus and all exhibits to this Prospectus carefully and should consult with that purchaser's attorney, business advisor, or investment advisor.

Penny Stock Regulation. The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's common stock becomes subject to the penny stock rules, holders of that common stock may have difficulty selling that common stock.

We Rely on Our Key Personnel. Our future success will depend in part on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is significant competition for qualified personnel in the areas of our activities, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy the staffing requirements of the Company. Failure to attract and retain key personnel could have a material adverse effect on the Company. We do not maintain key person life insurance on any of our key personnel.

No Foreseeable Dividends. We do not anticipate paying dividends on its common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of the business of the Company.

Control by Existing Stockholders. Our directors, officers and principal (greater than 5%) stockholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, a majority of the Company's outstanding common stock. Certain principal stockholders are directors or executive officers of the Company. As a result of such ownership, these stockholders may be able to exert significant influence, or even control, matters requiring approval by the stockholders of the Company, including the election of directors. In addition, certain provisions of Nevada law and of the Company's Articles of Incorporation and Bylaws could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Our Ability to Implement our Business Strategy. Although we intend to pursue a strategy of aggressive product marketing and distribution, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products to our customers;
(iii) obtain adequate financing on favorable terms to fund our business strategy; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate in the face of increasing competition. Our inability to obtain or maintain any or all of these factors could impair our ability to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

Securities Market Factors. There is currently no public market for the Company's common stock. Should there develop a market for the Company's common stock, the market price for the Company's common stock may be significantly affected by such factors as the Company's financial results and introduction of new products and technologies. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. The market price for the Company's common stock may be affected by general stock market volatility.

We Do Not Have Product Liability Insurance. Our business may expose us to potential product liability risks that are inherent in the marketing of health care related products. We do not currently have product liability insurance. There can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face a business risk of exposure to product liability and other claims in the event that the use of any of our products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the marketing and distribution of our products. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Risk of Product Recall, Product Returns. Product recalls may be issued at either our discretion or that of government agencies having regulatory authority for product sales, and may occur due to disputed labeling claims, manufacturing issues, quality defects or other reasons. No assurance can be given that product recalls will not occur in the future. Any product recall could materially adversely affect our business, financial condition or results of operations. There can be no assurance that future recalls or returns would not have a material adverse effect upon our business, financial condition and results of operations.

Lack of Commercial Products. Our only product at this time is the Luna Fertility Indicator. We anticipate that we will seek regulatory approval of the Luna Fertility Indicator worldwide and obtain additional investment prior to commercialization of the Luna Fertility Indicator, either independently or by others through collaborative arrangements. Products that appear to be promising at early stages of development of distribution may be shown to be ineffective, fail to receive necessary regulatory approvals, be difficult or uneconomical to market and distribute, fail to achieve market acceptance or be precluded from commercialization by proprietary rights of others. There can be no assurance that the Luna Fertility Indicator will satisfy applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or achieve commercial acceptance.

The Luna Fertility Indicator will need to gain clearance from various regulatory agencies in those countries where it will be marketed and distributed. Though we have focused our initial distribution efforts primarily in Canada and have successfully secured approval from the Canadian government to distribute the Luna Fertility Indicator, and, accordingly, have commenced our distribution efforts in Canada, we need to acquire approval from other countries in which we hope to distribute the Luna Fertility Indicator, including the United States, Taiwan, Singapore, Japan and Spain. We have also recently commenced sales in South Africa and New Zealand. The Luna Fertility Indicator may require extensive evaluation and pre-marketing clearance by the United States Food and Drug Administration ("FDA") and comparable agencies in other countries prior to commercial sale. For convenience, the FDA and those comparable agencies shall be referred to in this Prospectus collectively as the "Regulatory Agencies." The failure to introduce the Luna Fertility Indicator into other markets on a timely basis could have a material adverse effect on our business, financial conditions or results of operation.

Regulatory Approvals May Not Be Granted. The testing, manufacture, promotion, and sale of the Luna Fertility Indicator is subject to extensive regulation by numerous governmental authorities and Regulatory Agencies worldwide prior to the introduction of the product into the respective country. We have received approval from Health and Welfare Canada for the Luna Fertility Indicator. Such approval notwithstanding, no assurance or guarantee that such approval will continue or that there will not occur any event which would cause such approval to be revoked. Various statutes and regulations govern or influence the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising, distribution and promotion of certain products developed and contemplated for development. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, seizure of products, suspensions of regulatory approvals, product recalls, operating restrictions, re-labeling costs, delays in sales, cessation of manufacture of products, the imposition of civil or criminal sanctions, total or partial suspension of product marketing, failure of one or more of the Regulatory Agencies to grant pre-market approval, withdrawal of marketing approvals and criminal prosecution.

The requirements of the Regulatory Agencies include lengthy and detailed laboratory and clinical testing procedures and other costly and time-consuming procedures. In particular, products similar to the Luna Fertility Indicator are subject to rigorous pre-clinical and clinical testing and other approval requirements by appropriate Regulatory Agencies. Although the time required for completing such testing and obtaining such approvals is uncertain, satisfaction of these requirements typically takes a number of years and varies substantially based on the type, complexity and novelty of the product. We cannot accurately predict when product applications or submissions for regulatory review may be submitted. The lengthy process of obtaining regulatory approval and ensuring compliance with appropriate statutes and regulations requires the expenditure of substantial resources. Any delays or failure on our part to obtain regulatory approval and ensure compliance with appropriate standards could adversely affect the commercialization of such products, our ability to earn product revenue, and our results of operations, liquidity and capital resources.

Various testing  procedures and the marketing and  manufacturing of products are subject to the rigorous testing and approval processes of the Regulatory Agencies. The process of obtaining required regulatory approvals may be lengthy and expensive depending on the jurisdiction. There can be no assurance that we will be able to obtain the necessary approvals to conduct clinical trials for the manufacturing and marketing of products, that all necessary clearances will be granted to the us or our licensors for future products on a timely basis, or at all, or that review or other actions by the Regulatory Agencies will not involve delays adversely affecting the marketing and sale of our products. In addition, the testing and approval process with respect to certain products which we may develop or seek to introduce may take a substantial number of years and involve the expenditure of substantial resources. There can be no assurance that the Luna Fertility Indicator will be cleared for marketing by the Regulatory Agencies of the countries in which we seek to gain distribution rights. Failure to obtain any necessary approvals or failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition or results of operations. Further, future government regulation could prevent or delay regulatory approval of our products.

There can be no assurance as to the length of the testing procedure that the Regulatory Agencies will require to establish the safety of our products. We may encounter significant delays or excessive costs in our efforts to secure necessary approvals, as regulatory requirements are evolving and uncertain. Future Canadian or foreign legislative or administrative acts could also prevent or delay regulatory approval of our products. If commercial regulatory approvals are obtained, they may include significant limitations on the indicated uses for which a product may be marketed. In addition, a marketed product may be subject to continual review by one or more Regulatory Agencies. Later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or of the product from the market, as well as possible civil or criminal sanctions. Our failure to obtain marketing approval for any of our products under development on a timely basis, or withdrawal by one or more Regulatory Agencies of marketing approval once obtained, could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that any approval will be granted on a timely basis, or at all; that one or more Regulatory Agencies will not require post-marketing testing and surveillance to monitor the product and continued compliance with regulatory requirements; that one or more Regulatory Agencies will not require the submission of any lot of any product for inspection and will not restrict the release of any lot that does not comply; that one or more Regulatory Agencies will not otherwise order the suspension of manufacturing, recall or seizure of products; or that one or more Regulatory Agencies will not withdraw marketing clearance of any product, if compliance with regulatory standards is not maintained or if problems concerning safety of efficacy of the product are discovered following approval.

From time to time, the Regulatory Agencies has issued correspondence to companies alleging that their advertising or promotional practices are false, misleading or deceptive. There can be no assurance that we will not receive such correspondence from the Regulatory Agencies in the future, or that if such notices are received, they will not result in substantial cost, disruption or expense (including fines and penalties) in material changes to the manner in which we promote our products, in loss of sales of our products or have other material adverse effects on our business, financial condition or results of operations.

Approval by any Regulatory Agency of our products may entail limitations on the indicated uses for which such products may be marketed. Approved products may be subject to additional testing and surveillance programs as required by regulatory agencies. In addition, product approvals may be withdrawn or limited for noncompliance with regulatory standards or the occurrence of unforeseen problems following initial marketing.

The effect of regulation may be to delay the marketing of new products for a considerable period of time, to impose costly requirements on our activities or to provide a competitive advantage to other companies that compete with us. There can be no assurance that regulatory approval for any of our products, specifically, the Luna Fertility Indicator, will be granted on a timely basis, if at all, or, if granted, that compliance with regulatory standards will be maintained. A delay in obtaining, or failure to obtain, regulatory approvals could preclude or adversely affect the marketing of the product and our liquidity and capital resources. The extent of potentially adverse governmental regulation that might result from future legislation or administrative action cannot be predicted.

There can be no assurance that any Regulatory Agency will not change its position with regard to the safety or effectiveness of our products or that any Regulatory Agency will agree with our position regarding the regulation and status of our products. In the event that any Regulatory Agency takes a contrary position regarding any of our products, we may be required to change our labeling or packaging or possibly cease marketing and distribution of such products. In addition, even prior to any formal regulatory action, we could decide voluntarily to cease distribution and sale, or to recall the product if concern about the safety or efficacy of any of our products were to develop. Any such action could have a material adverse effect on our business, financial condition or results of operations.

We anticipate that eventually we will be subject to Regulatory Agencies of different countries governing product testing and sales. Approval of a product by the Regulatory Agencies of different countries must be obtained prior to the commencement of marketing our products in those countries. The approval process varies from country to country. The various regulatory approval processes include all of the risks set forth above, and approval by one Regulatory Agency does not ensure approval by other Regulatory Agencies. There can be no assurance that any Regulatory Agency will approve any product we submit for review.

We are also subject to various other laws, regulations and recommendations relating to safe working conditions, marketing and advertising practices and packaging guidelines. The extent and character of governmental regulation that might result from future legislation or administrative action cannot be accurately predicted.

We Are In A Very Competitive Industry. The medical devices industry continues to undergo rapid change and competition is intense and is expected to increase. There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more accurate and/or easy to use than the Luna Fertility Indicator's saliva crystallization method and would, accordingly, render the Luna Fertility Indicator obsolete and noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities. Accordingly, certain of those competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than us. We will also be competing with respect to sales and marketing capabilities, areas in which we currently have little experience.

Dependence on Third-Party Production. We do not manufacture the Luna Fertility Indicator, though we have acquired an exclusive worldwide license from Luna Products, Inc., a Canadian corporation, for all distribution rights to the Luna Fertility Indicator. Accordingly, we depend solely on the ability of Luna
Products, Inc., to manufacture the product in commercial quantities. No assurance can be given that Luna Products, Inc., will be able to produce the volume of commercial manufacturing that we may require to sustain demand for the Luna Fertility Indicator.

The manufacture of the product by Luna Products, Inc. involves a number of steps and requires compliance with stringent quality control specifications imposed by various regulators. We may not be able to meet the market demand for distribution of the Luna Fertility Indicator, on a timely basis, if a halt of production were to take place and Luna Products, Inc., were unable to use its manufacturing facilities as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such facilities are deemed not in compliance with the various regulators' requirements and the non-compliance could not be rapidly rectified. The inability or reduced capacity of Luna Products, Inc., to manufacture the product would have a material adverse effect on our business and results of operations.

To meet market demands, Luna Products, Inc., may enter into arrangements with contract manufacturing companies to expand its production capacities in order to satisfy requirements for the Luna Fertility Indicator, or to attempt to improve manufacturing efficiency. If Luna Products, Inc., chooses to contract for manufacturing services and encounters delays or difficulties in establishing relationships with manufacturers to manufacture the Luna Fertility Indicator, we would be adversely affected. Furthermore, as contract manufacturers must also operate in compliance with the various regulators' requirements, failure to do so could result in, among other things, the disruption of product supplies.

We Must Comply With Governmental and Environmental Regulations. We are subject to various forms of government regulations, including environmental and safety laws and regulations and laws governing use and storage of hazardous materials. Any future violation of, and the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations. Although we believe that our operations are in material compliance with all applicable government and environmental laws, rules, regulations, and policies, there can be no assurance that our business, financial condition and results of operations will not be materially adversely affected by current or future environmental laws, rules, regulations, and policies or by liability arising out of any past or future releases or discharges of materials that could be hazardous.

No Assurances of Revenue or Operating Profits. There can be no assurance that we will be able to develop or maintain consistent revenue sources or that our operations will become profitable.

Federal Income Tax Consequences. We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of Common Stock by the Selling Stockholders. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Shares.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of Shares offered by the Selling Stockholders. We will receive up to $410,000.00 if all of the issued and outstanding warrants are exercised, and we intend to use any and all proceeds from such exercise for working capital.

Item 5.  Determination of Offering Price

Factors Used to Determine Share Price. Our common stock is not yet quoted on the OTC Bulletin Board and as such does not currently have an average bid or ask price for the Company's common stock. However, the Company is in the final stages of responding to NASD comments. The Company believes that it will clear comments with the NASD. Upon clearance by the NASD, the Company will be quoted on the OTC Bulletin Board. The offering price of the Selling Stockholders' Shares was determined by us and had no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the offering price of the Shares was not based on past earnings, nor is the offering price of the Shares indicative of current market value for the assets owned by the Company.

The offering price of the 410,000 Shares being registered and reserved for issuance upon the exercise of warrants was determined with reference to the exercise price of $1.00 per share.

Item 6.  Dilution

The 8,095,660 Shares being offered for sale by the Selling Stockholders are outstanding shares of Common Stock and, therefore, do not contribute to dilution. Additionally, the 410,000 warrants have already been issued and are currently outstanding and, therefore, do not contribute to dilution.

Item 7.  Selling Stockholders

The following table sets forth the number of Shares which may be offered for sale from time to time by the Selling Stockholders. The Shares offered for sale constitute all of the Shares known to the Company to be beneficially owned by the Selling Stockholders. None of the Selling Stockholders have held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or have any material relationship with the Company.


================================================================================
Campbell Capital Advisory, Inc.(1)                                     6,000,000

--------------------------------------------------------------------------------
Zoner Enterprises Ltd. (2)                                                25,000

--------------------------------------------------------------------------------
Javelin Enterprises                                                      151,660
                                                             and 80,000 warrants
--------------------------------------------------------------------------------
Frank Maratea                                                             60,000
                                                             and 20,000 warrants
--------------------------------------------------------------------------------
Dan & Ines Inc.                                                           30,000
                                                             and 10,000 warrants
--------------------------------------------------------------------------------
J.E. Liss & Company, Inc.                                                300,000
                                                            and 300,000 warrants
--------------------------------------------------------------------------------
Shawn Lytton                                                              20,000

--------------------------------------------------------------------------------
Seymour Wayne Lytton                                                      20,000

--------------------------------------------------------------------------------
Nelson Wong, Kelly Wong & Grant Meyer                                     20,000

--------------------------------------------------------------------------------
Catherine R. Fairlie                                                      20,000

================================================================================

================================================================================
Dan Shepansky Sales Ltd.                                                  20,000

--------------------------------------------------------------------------------
Dr. Jason K. Rivers Inc.                                                  10,000

--------------------------------------------------------------------------------
Paul R. Sim                                                               10,000

--------------------------------------------------------------------------------
Tom Fitzmaurice                                                           10,000

--------------------------------------------------------------------------------
Avtar Dhillon                                                             20,000

--------------------------------------------------------------------------------
Donald Henry & Darlene Henry (3)                                          20,000

--------------------------------------------------------------------------------
Michael Fitzmaurice                                                       30,000

--------------------------------------------------------------------------------
Alain Laprise                                                             10,000

--------------------------------------------------------------------------------
David G. M. Smith                                                         20,000

--------------------------------------------------------------------------------
Daniel Michael Zabinsky                                                   30,000

--------------------------------------------------------------------------------
Michael Dodds                                                             10,000

--------------------------------------------------------------------------------
In-Touch Communications, Inc.                                             10,000

--------------------------------------------------------------------------------
Phoenix Titanium Recovery Corp.                                           20,000

--------------------------------------------------------------------------------
Richard H. Seow                                                           20,000

--------------------------------------------------------------------------------
The Wallace Family Trust(4)                                               30,000

--------------------------------------------------------------------------------
Discus Enterprises                                                       228,000

--------------------------------------------------------------------------------
International Corporate Management Services,                             300,000
Ltd.

--------------------------------------------------------------------------------
Suncrest Capital Corp.                                                   280,000

--------------------------------------------------------------------------------
470721 B.C. Ltd.                                                          50,000

--------------------------------------------------------------------------------
Dwayne Rudolph                                                             3,000

--------------------------------------------------------------------------------
Brian Smith                                                                3,000

--------------------------------------------------------------------------------
Wasdave Gill                                                               1,500

--------------------------------------------------------------------------------
Sucha Gill                                                                 3,000

--------------------------------------------------------------------------------
Tej Gill                                                                   1,500

--------------------------------------------------------------------------------
Serop Chorbajian                                                          20,000

================================================================================

================================================================================
Bill Davidson                                                             10,000

--------------------------------------------------------------------------------
Georgette Beaulieu                                                        10,000

--------------------------------------------------------------------------------
Clive Boulton                                                              8,000

--------------------------------------------------------------------------------
Peter Muerrens                                                            45,000

--------------------------------------------------------------------------------
Copper Capital Corp.                                                      40,000

--------------------------------------------------------------------------------
Monica Gervais                                                             1,000

--------------------------------------------------------------------------------
Derek Ashurst                                                              5,000

--------------------------------------------------------------------------------
Marcie Birnie                                                              1,000

--------------------------------------------------------------------------------
C. Patrick Dayman                                                         25,000

--------------------------------------------------------------------------------
Laura Fewtrell                                                             5,000

--------------------------------------------------------------------------------
Oree Gianacopoulos                                                         4,000

--------------------------------------------------------------------------------
Dee Lennon                                                                 1,000

--------------------------------------------------------------------------------
Ken Haley                                                                  2,000

--------------------------------------------------------------------------------
Bent Larson                                                                1,000

--------------------------------------------------------------------------------
Peter Maddocks                                                             1,000

--------------------------------------------------------------------------------
Karen McMillan                                                             6,000

--------------------------------------------------------------------------------
Ralph Muldur                                                              10,000

--------------------------------------------------------------------------------
Nev Munro                                                                  1,000

--------------------------------------------------------------------------------
Alvin Nirenberg                                                           10,000

--------------------------------------------------------------------------------
Wendy Price                                                                2,000

--------------------------------------------------------------------------------
Samantha Ip                                                                2,000

--------------------------------------------------------------------------------
Monique Van Den Boomen                                                     1,000

--------------------------------------------------------------------------------
Cornelius Neufeld                                                         15,000

--------------------------------------------------------------------------------
Julianna Pasko                                                            14,000

--------------------------------------------------------------------------------
Alexandra Rind                                                            10,000

--------------------------------------------------------------------------------
Robert Salmond                                                             7,000
================================================================================

================================================================================

--------------------------------------------------------------------------------
Gordon Skeene                                                              1,000

--------------------------------------------------------------------------------
David Welters                                                              1,000

--------------------------------------------------------------------------------
Justin Chorbajian                                                         20,000

--------------------------------------------------------------------------------
Andrew Kallquist                                                          30,000
================================================================================


----------
(1) The President and sole shareholder of Campbell Capital Advisory, Inc., is Gordon McDougall, the Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer and director of the Company. Mr. McDougall is also the Secretary and a director of the Company's subsidiary, Luna Fertility Indicator, Inc.

(2) Brad Desaulniers, the President, Chief Operating Officer and a director of the Company, controls Zoner Enterprises Ltd.

(3) Donald Henry is the Chief Marketing Officer of the Company. 508115 BC Ltd., a company controlled by Donald Henry, provides marketing services to the Company.

(4) Glen Wallace, the Trustee and a Beneficiary of The Wallace Family Trust, provides administrative and accounting services to the Company.

Item 8.  Plan of Distribution

The Selling Stockholders may from time to time sell all or a portion of their shares of Common Stock in the over-the-counter market, or on any other national securities exchange on which the Common Stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include:
(a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may affect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may enter into, from time to time, other types of hedging transactions.

The  Selling   Stockholders   and  any   broker-dealers   participating  in  the
distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of Shares by the Selling Stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Shares may also be sold pursuant to Rule 144 under the 1933 Act beginning two years after the Shares were issued, provided such date is at least 90 days after the date of this Prospectus.

The Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereunder.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, provisions of which may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

We have advised the Selling Stockholders that, during such time as they may be engaged in a distribution of any of the Shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Item  9. Legal Proceedings

There are no legal actions pending against the Company nor are any such legal actions contemplated. From time to time, the Company may be party to various legal actions and complaints arising in the ordinary course of business.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as specified on the following table:

        ================================================================================================================
        Name                   Age    Position
        ----------------------------------------------------------------------------------------------------------------
        Gordon McDougall       44     Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer,  Director
                                      and  Chairman  of  the  Company.   Secretary  and  Director  of  Luna   Fertility
                                      Indicator, Inc.
        ================================================================================================================

        ================================================================================================================
        Brad Desaulniers       37     President, Chief Operating Officer, and Director
        ================================================================================================================

Gordon McDougall, age 44, is a member of the Board of Directors of the Company. Mr. McDougall is the Chairman of the Board of Directors and Chief Executive Officer, Secretary, Chief Financial Officer and Treasurer of the Company. Mr. McDougall has 17 years experience in general management, venture capital and financing, primarily with emerging companies. From 1994 to January 1996 he was Chief Executive Officer for Sierra Capital Corporation. Previously, Mr. McDougall was a registered representative with Nesbitt, Thomson, Bongard, Inc; Corporate Development Consultant; SOLUS Technology Corporation (building automation systems) and President of LMB Holdings Ltd. (consulting and franchising). From April 1986 to June 1987, Mr. McDougall was Vice President of Orcatron Communications, Inc. From September 1987 to May 1998, Mr. McDougall was President of LMB Holdings Ltd. Mr. McDougall was also President of Campbell Technologies Inc. (an OTCBB company specializing in the acquisition, funding and management of emerging technology-based companies), and President, Chief Financial Officer and Secretary of C-2 Technologies, Inc. Mr. McDougall is the current President and Chief Executive Officer of Campbell Capital Advisory, Inc. Mr. McDougall's experience as a director includes directorships with Orcatron Communications Ltd. (manufacturer of wireless communication equipment for underwater use by commercial, military and recreational divers); Shelter Island Venture Capital (VCC) Corp. (founding shareholder); Raider Reach Manufacturing Ltd (construction equipment); BCS Technology Inc.; Sierra Capital Corp.; Campbell Technologies, Inc.; and C-2 Technologies, Inc.

Brad Desaulniers, age 37, is President, Chief Operating Officer and a Director of the Company. Mr. Desaulniers has spent the last several years providing consulting services to a variety of organizations on consolidating industries and/or offering franchises. He has structured and financed software development, computer training and Internet Gaming businesses. He attended Harvard University from 1980-1984 majoring in Economics and Psychology. His working career spans 16 years of sales and management positions culminating in the last two years with several senior-consulting engagements with companies in various stages of development. His role in these organizations has primarily been to restructure senior management, develop and write business plans and arrange venture capital financings in a pre public environment. In 1995, Mr. Desaulniers founded CMTC Client Management Training Centers ("CMTC") and performed the duties of President, CEO and director until August of 1998. CMTC is a reseller of Sales Force Automation software and a training facility. CMTC was formed to franchise the concept originated by Falcon Communications of Vancouver, Canada. In September of 1998, Mr. Desaulniers left CMTC and joined Knowledge Alliance as a branch manager and as acting director of marketing. Knowledge Alliance is a Greenwich, Connecticut consolidator of high-end computer training facilities with core business in Microsoft Certified Training. Mr. Desaulniers' responsibilities included opening of the local branch office, guiding senior management through the selection of a sales force and overseeing development of marketing plans in the early stage prior to hiring a chief marketing officer. In June 1999, Mr. Desaulniers joined Cambridge Solutions Inc, a Vancouver based author of document management software as a senior management consultant. In this role, he was required to restructure management and ownership, implement sophisticated management reporting, acquire rights to additional software and assist in financing the company through its venture capital stage. In January 2000, Mr. Desaulniers joined the Company as Chief Operating Officer. He accepted the position as President and director of the Company in March 2000.

Section 16(a) Beneficial Ownership Reporting Compliance. The Company's Registration Statement on Form 10-SB became effective approximately May 1999 and cleared comments from the SEC on or about November 24, 1999. The Company does not have knowledge at this time as to whether all of the officers, directors, and principal shareholders have filed all required reports, specifically, Form 3 ( Initial Statement of Beneficial Ownership of Securities), a Form 4 (Statement of Changes of Beneficial Ownership of Securities), or a Form 5 (Annual Statement of Beneficial Ownership of Securities ).

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2000 by each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of the Company's directors and named executive officers, and all directors and executive officers of the Company as a group. The number of shares outstanding of the issuer's only class of Common Stock, $.001 par value, was approximately 8,095,660 on March 31, 2000.

(a) Security Ownership of Certain Beneficial Owners. Other than officers and directors, no persons are beneficial owners of 5% or more of the Company's issued and outstanding common stock.

(b) Security Ownership by Management. The following table specifies the amount of our $.001 par value common stock that each executive officer and director hold:

============================================================================================================================
Title of Class            Name of Beneficial Owner               Amount of Beneficial Owner            Percent of Class
----------------------------------------------------------------------------------------------------------------------------
Common Stock              Campbell Capital Advisory, Inc.                    6,000,000(1)                           74.1%
                          10832 Magnolia Court
                          Delta, British Columbia,
                          Canada V4K 2L3
----------------------------------------------------------------------------------------------------------------------------
Common Stock              Zoner Enterprises Ltd.                                25,000(2)                           0.30%
                          193-1140 Castle Crescent
                          Port Coquitlam, British Columbia
                          Canada V3C 5R5
============================================================================================================================

----------
(1) Gordon McDougall, the Company's Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer and director, is the President and sole shareholder of Campbell Capital Advisory, Inc.

(2) Brad Desaulniers, the Company's President, Chief Operating Officer and director, controls Zoner Enterprises Ltd.

Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

Changes in Control. Management of the Company is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Item 12.  Description of Securities

The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges; and 5,000,000 shares of the preferred stock, $.001 par value. The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The Bylaws of the Company specify how the cash available for distribution, whether occurring from operations or sales or refinancing, is to be shared among the shareholders. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividend Policy. Any payment of dividends will be at the sole and absolute discretion of the Company's Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares of the Company's capital stock. The Company has not paid any dividends since its formation, and it is not probable that any dividends on the Company's $.001 par value common stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial condition of the Company, the Company's capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's $.001 par value common stock will be paid in the future.

Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company, at any time prior to the filing of this Registration Statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 15. Organization Within Last Five Years

Transactions with Promoters. Gordon McDougall, Chief Executive Officer and a director of the Company, was the promoter of the Company but did not receive any compensation for those services.

Additional information about certain relationships and related transactions is specified more completely under the portion of this Prospectus entitled Certain Relationships and Related Transactions at Item 19 below.

Item 16.  Description of Business.

Development of the Company. Luna Medical Technologies, Inc., a Nevada corporation, formerly entitled Luna Technologies, Inc., was incorporated in the State of Nevada on January 19, 1999. In May, 1999, the Company changed its name to Luna Medical Technologies, Inc. Our executive offices are located at Suite 400, 900 West Hastings Street, Vancouver, British Columbia, Canada V6C 1E5. Our telephone number is (604) 687-0719. Our facsimile number is (604) 622-5575. In May, 1999, the Company caused to be incorporated in British Columbia, Luna Fertility Indicator, Inc., a wholly-owned subsidiary of this Company. The primary business of Luna Fertility Indicator, Inc., is marketing and distributing our products.

For purposes of clarification, anytime the symbol "US" is used within the Prospectus, it refers to the currency of the United States. Anytime the symbol "CDN" is used, it refers to the currency of Canada.

Business of the Company. On or about January 31, 1999, we entered into an exclusive worldwide license agreement ("Agreement") with Luna Products, Inc., a Canadian corporation ("LPI"), to distribute the Luna Fertility Indicator ("Fertility Indicator"), a lightweight, re-usable home fertility test. In exchange for the grant of the worldwide license ("License"), we agreed to lend LPI US$40,000, interest free ("Loan"), and spend a minimum of US$20,000 on marketing the Fertility Indicator. The Agreement provides that LPI shall repay the Loan by paying to the Company a fee of CDN$1.00 for each Fertility Indicator sold for the first 30,000 Fertility Indicators sold, then CDN$.50 per Fertility Indicator sold in perpetuity. LPI is not required to repay the Loan within any specified period of time. The term of the Loan will be dependent on the number of Fertility Indicators sold by us. We were also given the option of converting the Loan to a 50% equity interest in LPI, in which case LPI would have no obligation to repay the Loan or any royalties. We also agreed to pay LPI a 5% royalty on the total gross sales of the Fertility Indicator during the term of the License. Moreover, we agreed to pay directly to Jim Emmerson, a director of LPI, a royalty of CDN$1.00 per Fertility Indicator sold in perpetuity. The license granted under the Agreement expires upon repayment of the Loan. However, LPI had orally agreed that the relationship between the Company and LPI will continue beyond the term of the License.

On or about May 6, 1999, we agreed with LPI to amend the Agreement ("Amendment"). Among other things, we agreed not to exercise our right to convert the Loan to a 50% equity interest in LPI. LPI agreed that the Fertility Indicator would be sold to the Company for CDN$12.50, if we sold the Fertility Indicator to wholesalers and distributors, and CDN$16.50 if we sold the Fertility Indicator directly to consumers. We also agreed to increase expenditures for marketing the Fertility Indicator to CDN$250,000 or more, to be expended on or before May 31, 2000. The exclusive marketing rights and royalty payments provided for under the Agreement and those terms and conditions contained in the Amendment, apply to the Fertility Indicator and any modified version of the Fertility Indicator but do not apply to other products that may be developed by LPI.

On or about February 1, 2000, our subsidiary Luna Fertility Indicator, Inc., renegotiated the original agreement with LPI and A. James Emmerson with the intent of replacing the Agreement and the Amendment (discussed in detail in the preceding paragraphs). Luna Fertility Indicator, Inc., was granted the worldwide right to market the Fertility Indicator. Within this agreement, Luna Fertility Indicator, Inc., agreed, among other things, (i) to pay the cost of any government approval it sought in connection with the Fertility Indicator; (ii) expend direct marketing and promotional costs of not less than CDN$250,000.00 which sum includes the US$40,000.00 loaned to LPI by the Company. Luna Fertility Indicator, Inc., also agreed to pay Mr. Emmerson CDN$1.00 for every Fertility Indicator sold. The initial term of the agreement is for 15 years from February 1, 2000. In addition, the agreement provides for two renewal terms of 5 years on the same terms and conditions governing the initial 15-year term.

The concept behind the Fertility Indicator has been used in Europe for some time. Although no product exactly like the Fertility Indicator is being sold in Europe, we believe that the medical principles behind the Fertility Indicator involving the analysis of a woman's saliva to determine fertility have been the subject of clinical tests to verify the safety of that concept. However, we have not conducted our own testing regarding the accuracy of the Fertility Indicator and we cannot attest to the extent, nature, accuracy or validity of any third party tests. Quite simply, a woman's body fluids indicate the changes in hormones during different phases of her fertility cycle. When the dried fluids are viewed through a powerful magnifier, patterns in the crystallized fluids indicate the stage of her fertility cycle. The Fertility Indicator relies on the medical fact that saliva crystallizes in the same special way as uterine cervical mucus, due to the action of the estrogens, presenting the appearance of fern-type branches. In 1948, Dr. Ridborg first discovered physiological variations in the crystallized arrangement of saliva (or cervical uterine mucus) related to ovulation. Later, Doctors Evelyn L. and John J. Billings identified this scientific discovery as an indicator of female fertility. We cannot attest to the accuracy, extent, nature or validity of those tests conducted by Evelyn and John Billings.

In 1969, at the Royal Academy of Medicine in Barcelona, Spain, Dr. Biel documented his investigations evidencing the relationship between hormonal changes during the menstrual cycle and crystallization of female saliva during ovulation, which followed an identical pattern in uterine cervical mucus. Specifically, a woman's saliva and uterine cervical mucus only crystallize during a period of from 6 to 8 days, during the fertile stage of the menstrual and ovulation cycle. It is important to note that individual advances and delays in ovulation do not affect this method's precision, as the method relies on ovulation itself rather than a projected cycle date. We cannot attest to the accuracy, extent, nature or validity of those tests conducted by Dr. Biel.

The secretion of estrogen and progesterone changes daily during a woman's menstrual cycle, influencing the characteristics, which can be observed in the dried body fluids, in particular, saliva and cervical fluid. These observable characteristics include an increase in filaceousness (that is, the appearance of thread-type anatomical structures) and specific changes in the crystalline patterns during the days preceding ovulation. The increase of estrogen during the whole of the first stage of the menstrual cycle produces changes in the consistency and crystallization of saliva, in the same way as in uterine cervical mucus. The estrogens only produce crystallization of these fluids when they reach a certain concentration. This concentration is reached 3 to 4 days prior to ovulation.

The simple procedure to produce and examine these crystalline patterns is by placing a saliva (or cervical mucus fluid) sample on a slide to evaporate and view through a small, powerful, hand-held microscope. By repeated in-home testing, a woman can track her complete ovulation cycle without the nuisance of urine tests, temperature tests and monthly calendar tracking, or costly visits to a fertility or health care service. It is totally private, non-invasive, and chemical free method of testing for fertility.

The Fertility Indicator takes up slightly more space than a lipstick and can be used any private place with access to natural or clear light. A woman simply places a sample of her saliva on the clean slide, allows the saliva to dry, then holds the slide up to a 40-watt or greater light source and looks at the saliva pattern through the eyepiece. The woman then compares her saliva patterns indicated in a book of charts provided free of charge with the Fertility Indicator. Comparing the saliva patterns will indicate her state of fertility. If the woman is in the biologically active, fertile phase, her saliva will crystallize and fibrous "fern-type" patterns will be clearly viewed in the small Indicator in-home small microscope. Then she can rinse off the slide and put it away until the next use.

We anticipate that the Indicator will be used as a guide to determine the different phases of the fertility cycle and as an aid to encourage conception. We do not intend for this device to be used or considered as a contraceptive or method of birth control. The distinction lies in the difference between anti-procreative sex (contraception) and non-procreative sex (natural family planning).

Government Approval. In order to sell the Fertility Indicator in Canada, we were required to obtain a Drug Identification Number ("DIN"). We applied for and received DIN186759.

In order to sell the Fertility Indicator in the United States, we have filed the requisite documents for application with the Food and Drug Administration ("FDA"). We anticipate that because the Fertility Indicator is non-invasive, the FDA application process will be complete by June 2000. We anticipate that we will market the Fertility Indicator to various countries and will at that time make the proper application for any required governmental approvals. At this time, we have not applied for any additional governmental approvals.

Patents. LPI has applied for and received a Canadian design patent for the manufacture of the Fertility Indicator. We have not been assigned any ownership rights in that Canadian patent. Neither LPI nor the Company have either applied for or obtained a United States patent covering the Fertility Indicator. We do regard certain aspects of the Fertility Indicator as proprietary and will attempt to protect such proprietary information through contractual restrictions on disclosure, copying and distribution. We do not hold any patents. Except as protected by the Canadian patent held by LPI, there can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to ours or LPI's technologies. While we believe that our rights in the Fertility Indicator do not and will not infringe or violate proprietary rights of others, it is possible that infringement of proprietary rights of others may occur. Any such claims, with or without merit, can be time consuming and difficult to defend and, if successful, could have a material adverse effect on the Company.

Competition. Competition in the field of diagnostic home fertility tests is intense. We compete directly with other companies and businesses that have developed and are in the process of developing products which will be competitive with the Fertility Indicator. There can be no assurance that other technologies or products which are functionally equivalent or similar to the Fertility Indicator have not been developed or are not in development. Many of these competitors have greater financial and other resources, and more experience in distribution and marketing of fertility indication products, than we do.

The medical devices industry continues to undergo rapid change and competition is intense and is expected to increase. There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more accurate and/or simple than the Fertility Indicator's saliva crystallization method and would, accordingly, render the Fertility Indicator obsolete and noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we possess. Accordingly, certain of those competitors may succeed in obtaining regulatory approval for products more rapidly or effectively we may be capable of. If we commence commercial sales of our products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities, areas in which we currently has no experience.

The demand for diagnostic, at-home fertility level indicators is ever increasing. There are currently numerous devices on the market to aid in predicting the time of ovulation including such products that utilize urine or blood samples to detect the level of the Luteinising Hormone (LH) in the sample. Other such similar products utilize a microprocessor to optimize the basal body temperature and calendar method of ovulation prediction. However, direct competition with the Fertility Indicator is far less severe as there are only a few products available that utilize saliva tests in predicting the time of ovulation.

We have identified two significant competitors, Personal Fertility Technologies, Inc. and Med-Direct Products, Inc. Personal Fertility Technologies, Inc. ("PFT") is headquartered in Gold River, California, PFT has designed a product called the PFT 1-2-3TM, which uses colored slides to incorporate a technique similar to the staining method used in medical test laboratories. PFT has distributors in Mexico, Germany, Hong Kong and Canada. To the best of our knowledge, this product has not been approved by the United States Food and Drug Administration.


Med-Direct Products Inc. ("MDP") is headquartered in Australia,  MDP distributes
(i) the Lady Fertility Tester, a saliva-based fertility test; (ii) the Bioself Fertility Indicator, a temperature and calendar-based fertility test; (iii) the Lady Ovulation Tester, a urine-based fertility test; and (iv) the Lady Pregnancy Tester, also a urine-based fertility test. The Lady Fertility Tester is not for sale in either Canada or the United States. In Australia, the Lady Fertility Tester retails for 55 Australian Dollars or approximately CDN$60.00. The Luna Fertility Indicator retails for approximately CDN$65.00. We also believe that we will have a significant advantage over the Australian product because of the North American Free Trade Agreement and monetary exchange rates favorable for the export of Canadian products.

Employees. We do not currently have any employees. We utilize the services of six consultants. Campbell Capital Advisory, Inc., provides the services of Gordon McDougall, Chief Executive Officer and Chairman of the Board of Directors of the Company, for management and administration of the Company. Zoner Enterprises Ltd. provides the services of Brad Desaulniers, President and Chief Operating Officer of the Company, for management of the Company. Melissa
Gervais, Inc., provides the services of Melissa Gervais for marketing, management and administration for the Company's wholly-owned subsidiary. 508115 BC Ltd. provides the marketing services of Donald Henry to the Company and Luna Fertility Indicator, Inc., its wholly-owned subsidiary. Verve Communications, Inc., provides the public relations and marketing services of Laura Werschler to the Company's wholly-owned subsidiary, Luna Fertility Indicator, Inc. Glen Wallace, CGA, Inc., supplies accounting and financial consulting services to the Company on a month-to-month, as needed basis.

Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY ("FORWARD-LOOKING STATEMENTS") INCLUDING, WITHOUT LIMITATION, FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS AND FUTURE STRATEGIES. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS AND ARE NOT BASED ON HISTORICAL FACTS. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "COULD", "MAY", "WILL", "EXPECT", "SHALL", "ESTIMATE", "ANTICIPATE", "PROBABLE", "POSSIBLE", "SHOULD", "CONTINUE", "INTEND" OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS.

NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS REPORT ARE ACCURATE, AND WE ASSUME NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS.

General. We hold the exclusive worldwide license to distribute and market the Luna Fertility Indicator--a lightweight, easy-to-use, reusable home fertility test. We have recently developed new and attractive ways to market the Luna Fertility Indicator and have sought and procured distribution from one of Canada's leading distributors of cosmetics and personal care products as well as from a health product distributor. Other than the Luna Fertility Indicator, we are not currently in the process of developing, licensing, marketing or distributing other products. We may, however, acquire the right to sell or distribute and market compatible products or other medical technologies in the future. Therefore, other than the costs related to the continued distribution and marketing of the Luna Fertility Indicator, we do not anticipate significant expenditures on acquisition or development of other products during the current fiscal year. We will focus our initial marketing and distributing the Luna Fertility Indicator.

Our business may expose us to potential product liability risks that are inherent in the marketing of health care related products. We do not currently have product liability insurance. There can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face a business risk of exposure to product liability and other claims in the event that the use of any of our products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the marketing and distribution of our products. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth is substantially dependent upon our ability to market and distribute the Luna Fertility Indicator successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.

The medical products industry has been under increasing scrutiny by various regulatory agencies. We may be subject to various forms of government regulations, including consumer safety laws and environmental safety laws in all countries in which the Luna Fertility Indicator is marketed and distributed. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our ability to compete may be dependent upon our ability to enhance and improve our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in marketing and distribution development, including unanticipated technical or other problems which could result in material delays in product distribution.

Liquidity and Capital Resources. From the date of commencement of sales on March 1, 1999, through December 31, 2000, we generated US$103,401.00 through the sales of the Luna Fertility Indicator. Our only other source of liquidity is through the sale of our capital stock.

Marketing and Channels of Distribution. Our subsidiary, Luna Fertility Indicator, Inc., has entered into a management services contract with Melissa Gervais, Inc. ("Gervais, Inc."). For an initial term of 10 years, Gervais, Inc. will provide in-house marketing and public relations services and will co-ordinate an advertising campaign in targeted media such as medical journals, women's magazines, religious publications and other selected media. We will attempt to market the Luna Fertility Indicator in major chain drug stores using selected regional distributors. We have also entered into a management services contract with Verve Communications, Inc., which provides the public relations and marketing services of Ms. Laura Werschler. Ms. Werschler is head of public relations for Luna Fertility Indicator, Inc. Ms. Werschler is the current President of the Planned Parenthood Federation of Canada ("Planned Parenthood"). She also has over 25 years of voluntary service and public speaking experience internationally within Planned Parenthood and the broader sector of women's ovulatory health.

Bathurst Sales ("Bathurst") of Downsview, Ontario, Canada's leading distributor of cosmetics and personal care products, has been distributing the Luna Fertility Indicator to its customers including London Drugs, Shoppers Drug Mart, Pharma Plus Drugmarts, Lawton's Drug Stores and Uniprix since November 1999. Bathurst distributes products such as Revlon, John Frieda, Elizabeth Arden, Rubbermaid, AM Cosmetics and Vogue International, and its current clients are those to whom we will market and promote the Luna Fertility Indicator. Bathurst is informed of the dates of our advertising programs to co-ordinate any co-operative advertising plans that its clients may have for the period. Bathurst has orally agreed to distribute the Luna Fertility Indicator and negotiations are ongoing to reduce the terms, conditions and covenants to writing. Luna Fertility Indicator, Inc., has also entered into distribution arrangements with companies in New Zealand and South Africa. However, the specific terms and conditions of such distribution arrangements are the subject of ongoing negotiations.

We have developed new and attractive ways to market the Luna Fertility Indicator, including new packaging and marketing materials which will enhance the appeal of the Luna Fertility Indicator. The Luna Fertility Indicator is now being represented in Canada by two distributors. The first distributor, Bathurst, as mentioned in the preceding paragraph, sells various products to traditional drug stores. The second distributor, Inno-Vite, sells various products to health food stores such as Caper's, Vitamin House, Choices, Nutrition House, GNC and Noah's Natural Foods. We continue to negotiate with the companies interested in our Luna Fertility Indicator in other markets throughout the world. We anticipate that distribution arrangements will be finalized within six (6) months of securing the necessary governmental approvals in those foreign markets.

We are also involved in the advertising and promotion of the Luna Fertility Indicator on the Internet. Our Internet website is www.lunafert.com. Our website contains general information on how the Luna Fertility Indicator works, frequently asked questions, the chart, where to purchase the Luna Fertility Indicator (such information lists locations in only those jurisdictions where the Luna Fertility Indicator may be sold) and the Company. In March 2000, we launched our e-commerce website where we will sell the Luna Fertility Indicator. We plan to take all of the necessary precautions to ensure secure transmission of confidential information, including, but not necessarily limited to, the reliance on encryption and authentication technology.

Item 18. Description of Property

Property held by the Company. The Company does not own any significant property.

The Company's Facilities. The Company occupies facilities consisting of approximately 600 square feet of rented commercial office space located at 400 - 900 West Hastings Street, Vancouver, British Columbia, V6C 1E5. The office space is furnished by Regions Group Executives Officers on a month-to-month basis at a rate of CDN $1,800.00 per month. The Company's wholly-owned subsidiary also rents storage and work space from Melissa Gervais for CDN$600.00 per month.

Item  19. Certain Relationships and Related Transactions

Conflicts  Related to Other Business  Activities.  Gordon McDougall is the Chief
Executive Officer, Secretary, Chief Financial Officer and a director of the Company. He is also the President and sole shareholder of Campbell Capital Advisory, Inc. ("Campbell"). From the date of incorparation to December 31, 1999, Campbell advanced US$66,682.00 to the Company to fund the Company's initial operations. To date, the Company has repaid US$60,267.00 leaving an unpaid balance of US$6,415.00 The Company is not required to repay the loan within any specified period of time.

Brad Desaulniers is the President, Chief Operating Officer and a director of the Company. He also controls Zoner Enterprises Ltd. ("Zoner"). The Company has entered into an agreement with Zoner whereby Zoner will provide the management services of Brad Desaulniers for a period of two months commencing February, 2000 for a monthly fee of CDN$8,000 plus the issuance of shares and grant of stock options. It is the intention of the parties to renegotiate this contract and extend its term for a period of two years.

The Company and Campbell have a verbal agreement whereby the Company pays Campbell consulting fees for the services of Gordon McDougall of approximately US$5,000 per month. Mr. McDougall is the President and the sole shareholder of Campbell, as well as the Chief Executive Officer, Secretary, Chief Financial Officer and a director of the Company. Through the period ending December 31, 1999, the Company had paid or accrued US$67,500.00 in consulting fees to Campbell.

The persons serving as officers and directors of the Company have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time. We will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of that shareholder and all other similarly situated shareholders, to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

Non-Arm's Length Agreements. Certain contemplated agreements and arrangements, including those relating to indemnification compensation and payments between the Company and the officers and directors of the Company, will not be the result of arm's length negotiations.

Item 20. Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. The Company is now a reporting company with the Commission, and will provide an annual report to its security holders, which will include audited financial statements. The public may read and copy any materials filed with the Commission, including the Company's Registration Statement on Form SB-2 and the Registration Statement on Form 10-SB, and all exhibits and schedules thereto, at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Securities and Exchange Commission. The public may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

Item 21. Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors and management personnel of the Company will be reimbursed for any and all out-of-pocket expenses incurred on behalf of the Company.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company for the year ended payable to the President of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending March 31, 2001.

====================================================================================
Name and Principal Position      Year   Salary ($)    Bonus ($)   Other Compensation
------------------------------------------------------------------------------------
None(1)                          2000   None          None        None
====================================================================================

----------
(1) However, as disclosed within Item 19 of this Registration Statement on Form SB-2, Brad Desaulniers is the President, Chief Operating Officer and a director of the Company. He also controls Zoner Enterprises Ltd. ("Zoner"). The Company has entered into an agreement with Zoner whereby Zoner will provide the management services of Brad Desaulniers for a period of two months commencing February, 2000 for a monthly fee of CDN$8,000 plus the issuance of shares and grant of stock options. It is the intention of the parties to renegotiate this contract and extend its term for a period of two years. Moreover, the Company and Campbell Capital Advisory, Inc. ("Campbell"), have a verbal agreement whereby the Company pays Campbell consulting fees for the services of Gordon McDougall of approximately US$5,000 per month. Mr. McDougall is the President and the sole shareholder of Campbell, as well as the Chief Executive Officer, Secretary, Chief Financial Officer and a director of the Company. Through the period ending December 31, 1999, the Company had paid or accrued US$67,500.00 in consulting fees to Campbell.

Compensation of Directors. Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

Employment Contracts. Brad Desaulniers is the President, Chief Operating Officer and a director of the Company. He also controls Zoner Enterprises Ltd. ("Zoner"). The Company has entered into an agreement with Zoner whereby Zoner will provide the management services of Brad Desaulniers for a period of two months commencing February, 2000 for a monthly fee of CDN$8,000 plus the issuance of 25,000 shares issued in the name of Zoner. The Company valued those shares at US$0.50 per share at the time of issuance. The Company also agreed to grant stock options to Mr. Desaulniers. See "Stock Option Plan" below. It is the intention of the parties to renegotiate this contract and extend its term for a period of two years.

The Company and Campbell have a verbal agreement whereby the Company pays Campbell consulting fees for the services of Gordon McDougall of approximately US$5,000 per month. Mr. McDougall is the President and the sole shareholder of Campbell, as well as the Chief Executive Officer, Secretary, Chief Financial Officer and a director of the Company. Through the period ending December 31, 1999, the Company had paid or accrued US$67,500.00 in consulting fees to Campbell.

Our wholly-owned subsidiary, Luna Fertility Indicator, Inc. (the "subsidiary") has entered into an agreement with Melissa Gervais, Inc. ("Gervais") whereby the subsidiary has engaged Gervais to provide marketing and management services for a period of 10 years for a fee of CDN$5,000.00 per month, premises rental of CDN$600.00 per month and an option to purchase a 7.2% interest in the subsidiary for a nominal price. Should the subsidiary's net revenue (as defined by the agreement) exceed CDN$7,500.00 per month for four consecutive months, the monthly fee shall increase to CDN$6,250.00. Furthermore, the subsidiary will pay Gervais a performance bonus of 5% of net operating profits of the subsidiary.

We have entered into an employment contract with 508115 BC Ltd., a company controlled by the Company's Chief Marketing Officer, Donald Henry. Under the contract, Donald Henry will receive US$5,000.00 per month in addition to 50,000 options to purchase shares of the Company's $.001 par value common stock at US$2.00 per share. The term of the agreement is 3 months beginning on March 1, 2000, and ending on June 1, 2000.

Luna Fertility Indicator, Inc., our wholly-owned subsidiary, has entered into an agreement with Verve Communications, Inc. ("Verve"), whereby Verve has agreed to provide the public relation services of Laura Werschler. The term of the agreement is 1 year beginning on April 1, 2000, and ending on March 31, 2001. Under the agreement, Ms. Werschler will be paid CDN $6,000.00 per month. In addition, Ms. Werschler will be eligible to earn the following bonuses under the following conditions:

--------------------------------------------------------------------------------------------------------------
                                               If Gross Sales of
         Dates                                 The Luna Fertility Indicator Exceed      Bonus Earned
--------------------------------------------------------------------------------------------------------------
April 1, 2000 to October 1, 2000               US$482,000.00                                CDN$3,000.00

--------------------------------------------------------------------------------------------------------------
                                                       OR
--------------------------------------------------------------------------------------------------------------
April 1, 2000 to October 1, 2000               US$573,000.00                                CDN$4,000.00

--------------------------------------------------------------------------------------------------------------
                                                       OR
--------------------------------------------------------------------------------------------------------------
April 1, 2000 to October 1, 2000               US$669,000.00                                CDN$6,000.00

--------------------------------------------------------------------------------------------------------------
                                                      AND
--------------------------------------------------------------------------------------------------------------
April 1, 2000 to March 31, 2001                US$2,300,000.00  and pretax  profits         CDN$4,000.00
                                               are at least US$230,000.00
--------------------------------------------------------------------------------------------------------------
                                                       OR
--------------------------------------------------------------------------------------------------------------
April 1, 2000 to March 31, 2001                US$2,750,000.00  and pretax  profits         CDN$6,000.00
                                               are at least US$270,000.00
--------------------------------------------------------------------------------------------------------------
                                                       OR
--------------------------------------------------------------------------------------------------------------
April 1, 2000 to March 31, 2001                US$3,200,000.00  and pretax  profits         CDN$8,000.00
                                               are at least US$320,000.00
--------------------------------------------------------------------------------------------------------------

Stock Option Plans. The Board of Directors of the Company intends to adopt a stock option plan ("Stock Option Plan"). The Stock Option Plan will be designed to retain qualified and competent officers, employees and directors of the Company. The Company's Board of Directors, or a committee thereof, shall administer the Stock Option Plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. Options will be granted pursuant to the provisions of the Stock Option Plan on such terms and at such prices as determined by the Company's Board of Directors. Options granted pursuant to the Stock Option Plan will be exercisable after the period specified in the option agreement. Options granted under the Stock Option Plan will not be exercisable after the expiration of ten (10) years from the date of grant. The Stock Option Plan will also authorize the Company to make loans to optionees to enable them to exercise their options. Contingent on the establishment of the Stock Option Plan, the Company has entered into an agreement with Zoner Enterprises Ltd. ("Zoner") wherein we have agreed to grant Zoner options to purchase 100,000 shares of the Company's $.001 par value common stock at a purchase price of $1.75 per share. We have also agreed to grant 508115 BC Ltd. options to purchase 50,000 shares of the Company's $.001 par value common stock at a purchase price of $2.00 per share in exchange for services provided. J.E. Liss & Company, Inc., has been granted a three-year option to purchase 300,000 shares of the Company's $.001 par value common stock at a purchase price of $1.00 per share.

Item  22.  Financial Statements


LUNA MEDICAL TECHNOLOGIES, INC.
Consolidated Balance Sheet
(Unaudited - Prepared by Management)
December 31, 1999

--------------------------------------------------------------------------------

                  ASSETS                                            December 31     March 31
                                                                           1999         1999
CURRENT ASSETS
      Cash                                                            $  69,680    $   9,897
      Accounts receivable                                                18,570        1,091
      Loan receivable                                                    40,000       40,000
      Goods and Services Tax recoverable                                  5,196          920
      Inventory                                                           3,500        1,012
      Prepaid marketing expense                                          21,429       16,453
      Prepaid expenses                                                       --        5,637
                                                                      ---------    ---------
                                                                        158,375       75,010
                                                                      ---------    ---------

OTHER ASSETS
      Marketing licence                                                       1            1
      Trademark                                                           2,552           --
                                                                      ---------    ---------
                                                                          2,553            1
                                                                      ---------    ---------
                                                                      $ 160,928    $  75,011
                                                                      =========    =========


                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable and accrued liabilities                        $  80,720    $  10,686
      Accrued marketing costs                                                --       16,453
      Investor deposits                                                  30,000           --
      Short term loans payable                                           18,054        4,469
                                                                      ---------    ---------
                                                                        128,774       31,608
                                                                      ---------    ---------

STOCKHOLDERS' EQUITY
      Preferred stock, 5,000,000 shares authorized, $.001 par value
            no shares issued and outstanding                                 --           --
      Common stock, 50,000,000 shares authorized, $.001 par value
            7,720,660 shares issued and outstanding                       7,721        7,311
      Additional paid-in capital                                        274,779       70,189
      Stock subscriptions receivable                                         --       (5,000)
      Deficit                                                          (250,346)     (29,097)
                                                                      ---------    ---------
                                                                         32,154       43,403
                                                                      ---------    ---------
                                                                      $ 160,928    $  75,011
                                                                      =========    =========

The accompanying Notes to Consolidated Financial Statements are an integral part of this statement.

LUNA MEDICAL TECHNOLOGIES, INC.
Consolidated Statement of Loss
(Unaudited - Prepared by Management)
For the nine month period ended December 31, 1999
--------------------------------------------------------------------------------

SALES                                                               $   103,401

COST OF SALES                                                            68,524
                                                                    -----------

GROSS PROFIT                                                             34,877
                                                                    -----------

EXPENSES
      Audit and accounting                                               11,977
      Bank charges and interest                                           5,599
      Consulting                                                         66,775
      Legal                                                              31,180
      Management fees                                                    45,000
      Marketing                                                          59,468
      Office and telephone                                               23,217
      Rent                                                                4,200
      Transfer agent                                                      4,466
      Travel                                                              4,244
                                                                    -----------
                                                                        256,126

NET LOSS                                                            $  (221,249)
                                                                    ===========



NET LOSS PER COMMON SHARE                                           $     (0.03)
                                                                    ===========

WEIGHTED AVERAGE NUMBER OF
      COMMON STOCK SHARES OUTSTANDING                                 7,356,215
                                                                    ===========

The accompanying Notes to Consolidated Financial Statements are an integral part of this statement.

LUNA MEDICAL TECHNOLOGIES, INC.
Consolidated   Statement  of  Stockholders'  Equity
(Unaudited  -  Prepared  by Management)
For the nine month period ended December 31, 1999
--------------------------------------------------------------------------------

COMMON STOCK
      Balance, beginning of period                                    $   7,311
      Sale of common stock at $0.50 per share                               410
                                                                      ---------
      Balance, end of period                                              7,721
                                                                      ---------

ADDITIONAL PAID-IN CAPITAL
      Balance, beginning of period                                       70,189
      Sale of common stock at $0.50 per share                           204,590
                                                                      ---------
      Balance, end of period                                            274,779
                                                                      ---------

DEFICIT
      Balance, beginning of period                                      (29,097)
      Net loss                                                         (221,249)
                                                                      ---------
      Balance, end of period                                           (250,346)
                                                                      ---------


TOTAL STOCKHOLDERS' EQUITY                                            $  32,154
                                                                      =========


The accompanying Notes to Consolidated Financial Statements are an integral part of this statement.

LUNA MEDICAL TECHNOLOGIES, INC.
Consolidated Statement of Cash Flows
(Unaudited - Prepared by Management)
For the nine month period ended December 31, 1999

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                        $(221,249)
      Changes in non-cash working capital
            Accounts receivable                                         (17,479)
            Goods and Services Tax recoverable                           (4,276)
            Inventory                                                    (2,488)
            Prepaid marketing expense                                    (4,976)
            Prepaid expenses                                              5,637
            Accounts payable and accrued liabilities                     70,034
            Accrued marketing costs                                     (16,453)
                                                                      ---------
                                                                       (191,250)

CASH FLOWS FROM INVESTING ACTIVITIES
      Trademark registration costs                                       (2,552)
                                                                      ---------


CASH FLOWS FROM FINANCING ACTIVITIES
      Investor deposits                                                  30,000
      Proceeds from short term loans payable                             13,585
      Proceeds from sale of common stock                                205,000
      Receipt of stock subscriptions receivable                           5,000
                                                                      ---------
                                                                        253,585

CHANGE IN CASH                                                           59,783

CASH, beginning of period                                                 9,897
                                                                      ---------

CASH, end of period                                                   $  69,680
                                                                      =========



Supplemental disclosures:
      Interest paid                                                   $   3,533
      Income taxes paid                                               $      --



The accompanying Notes to Consolidated Financial Statements are an integral part of this statement.

LUNA MEDICAL TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
(Unaudited - Prepared by Management)
December 31, 1999

--------------------------------------------------------------------------------


1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Luna Medical Technologies, Inc. and its wholly-owned subsidiary, Luna Fertility Indicator, Inc. were incorporated, respectively, January 19, 1999 under the laws of the State of Nevada and May 11, 1999 under the laws of the Province of British Columbia, Canada for the purpose of engaging in any lawful activity. The company has entered into an exclusive worldwide licence agreement with Luna Products Inc. to distribute the Luna Fertility Indicator, and is in the process of developing and implementing marketing plans for the products acquired. The company and its subsidiary maintain offices in Vancouver, British Columbia, Canada.

     On May 31, 1999, the company amended its articles of incorporation to reflect the change of its name from Luna Technologies, Inc. to Luna Medical Technologies, Inc.

2.   INVESTOR DEPOSITS

     Investor deposits represent amounts received from potential investors before the common stock offer had closed and the subscriptions had been accepted. Subsequent to the period end the stock offering closed and 60,000 shares were issued at a price of $0.50 per share.

3.   SHORT TERM LOANS PAYABLE

     Short term loans payable consist of the following:

     Loan payable to Campbell Capital Advisory, Inc. - an       $ 6,415  $ 4,469
           unsecured loan bearing no interest and with no
           fixed terms of repayment. Campbell Capital
           Advisory, Inc. is a private corporation controlled
           by the President of the company
     Loan payable to Javelin Enterprises - an unsecured           1,939       --
           loan bearing interest at 10% per annum
           Repayable without notice or penalty. Due
           June 2, 2000
     Loan payable to Phoenix Titanium Recovery Corp. -            9,700       --
           an unsecured loan bearing interest at 10% per
           annum.  Repayable without notice or penalty
           Due September 24, 2000                               -------  -------
     Total                                                      $18,054  $ 4,469
                                                                =======  =======

LUNA MEDICAL TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
(Unaudited - Prepared by Management)
December 31, 1999

--------------------------------------------------------------------------------

4.   STOCK PURCHASE WARRANTS

     The company has issued warrants that entitle the holders to purchase up to 410,000 shares of the capital stock of the company at a price of $1.00 per such share at any time prior to December 1, 2000.

5.   RELATED PARTY TRANSACTIONS

     During the period, the company entered into transactions with related parties as follows:

     Management fees paid to a company of the President             $67,500
     Marketing expenses reimbursed to a company of the President     33,750
     Office expenses reimbursed to a company of the President        17,550

6.   COMMITMENTS AND CONTINGENCIES

     Licencing Agreement

     On January 31, 1999, the company entered into a licencing agreement with Luna Products Inc. (LPI). This arrangement is recorded as a loan receivable of US$40,000 and a marketing licence of US$1. The agreement calls for the loan to be paid by a CDN$1 fee per unit for the first 30,000 units sold, and then a CDN$0.50 fee per unit sold in perpetuity. The loan does not have a stated rate of interest. Furthermore, the licencing agreement calls for continuing royalties of 5% of Luna Medical Technologies' gross sales to Luna Products Inc. and CDN$1 to Jim Emmerson, a director of LPI, for each unit sold in perpetuity. Each of these royalties will be paid one month in arrears. On May 6, 1999, the company and LPI agreed to certain modifications to the licence agreement as to certain pricing and purchasing structures, and the company agreed to incur marketing expenses totalling not less than CDN$250,000 by May 31, 2000.

     Marketing and Management Agreement

     The company's wholly-owned subsidiary, Luna Fertility Indicator, Inc. (the "subsidiary") has entered into an agreement with Melissa Gervais, Inc. ("Gervais") whereby the subsidiary has engaged Gervais to provide marketing and management services for a period of 10 years for a fee of CDN$5,000 per month, premises rental of CDN$600 per month and an option to purchase a 7.2% interest in the subsidiary for a nominal price. Should the subsidiary's net revenue (as defined by the agreement) exceed CDN$7,500 per month for four consecutive months, the monthly fee shall increase to CDN$6,250. Furthermore, the subsidiary will pay Gervais a performance bonus of 5% of net operating profits of the subsidiary.

Board of Directors
Luna Medical Technologies, Inc.
1820 - 1095 West Pender Street
Vancouver, BC V6E 2M6


                          Independent Auditor's Report

We have audited the accompanying balance sheet of Luna Medical Technologies, Inc., formerly Luna Technologies, Inc., (a development stage enterprise), as of March 31, 1999 and the related statements of operations and accumulated deficit, stockholders' equity and cash flows for the period from January 19, 1999 (inception) to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Luna Medical Technologies, Inc., formerly Luna Technologies, Inc. as of March 31, 1999, and the results of its operations and its cash flows for the period from January 19, 1999 (inception) to March 31, 1999, in conformity with generally accepted accounting principles.



Williams & Webster, P.S.
Spokane, Washington
May 31, 1999

LUNA MEDICAL TECHNOLOGIES, INC.
BALANCE SHEET


                                                    For the period
                                                        Ended
                                                       3/31/99
                                                        ------

ASSETS
    CURRENT ASSETS
        Cash                                             9,897
        Accounts receivable                              1,091
        Loan receivable                                 40,000
        GST receivable                                     920
           Prepaid marketing expense                    16,453
           Prepaid expenses                              5,637
           Inventory                                     1,012
                                                        ------
    TOTAL CURRENT ASSETS                                75,010

     OTHER ASSETS
     Licensing agreement                                     1
                                                        ------
     TOTAL OTHER ASSETS                                      1

                               TOTAL ASSETS           $ 75,011
                                                      ========

   The accompanying notes are an integral part of these financial statements.

LUNA MEDICAL TECHNOLOGIES, INC.
Formerly Luna Technologies, Inc.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET


                                                    For the period
                                                        Ended
                                                       3/31/99
                                                       -------


LIABILITIES AND STOCKHOLDERS EQUITY


CURRENT LIABILITIES
   Accounts payable                                     10,556
   Accrued marketing costs                              16,453
   Royalties payable                                       130
   Short term loans - CCA                                4,469
                                                      --------
TOTAL CURRENT LIABILITIES                               31,608
                                                      --------

COMMITMENTS AND CONTINGENCIES                               --


TOTAL LIABILITIES                                       31,608
                                                      --------



STOCKHOLDERS EQUITY
   Preferred stock,  5,000,000 shares  authorized,
      $0.00l par value; no shares issued an                 --
   Common stock,  50,000,000 shares  authorized,
      $0.001 par value; 7,310,660  shares  issued        7,311
   Additional paid-in capital                           70,189
   Stock subscriptions receivable                       (5,000)
   Accumulated deficit during developmental            (29,097)
                                                      --------
TOTAL STOCKHOLDERS' EQUITY                              43,043
                                                      --------


          TOTAL LIABILITIES AND STOCKHOLDERS          $ 75,011
                                                      ========

                         LUNA MEDICAL TECHNOLOGIES, INC.
                        Formerly Luna Technologies, Inc.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
       (For the Period From January 19, 1999 (inception) to March 31, 1999



REVENUES                                                            $     1,020
COST OF GOODS SOLD                                                         (827)
                                                                    -----------
        GROSS MARGIN ON SALES                                               193

EXPENSES
     Consulting                                                          13,163
     Legal                                                                2,506
     Marketing expense                                                    5,907
     Office Expense                                                         673
     Rent                                                                 1,700
     Transfer agent                                                       2,798
     Travel Expense                                                       1,199
     Stock issuance costs                                                 1,344
                                                                    -----------
          TOTAL EXPENSES                                                 29,290
                                                                    -----------

NET LOSS PROM OPERATIONS                                            $   (29,097)

ACCUMULATED DEFICIT, BEGINNING BALANCE                                     --
                                                                    -----------

ACCUMULATED DEFICIT, ENDING BALANCE                                 $   (29,097)
                                                                    ===========

   NET LOSS PER COMMON SHARE                                        $     (0.01)
                                                                    ===========

   WEIGHTED AVERAGE NUMBER OF
      COMMON STOCK SHARES OUTSTANDING                                 5,154,552
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.

                         LUNA MEDICAL TECHNOLOGIES, INC.
                        Formerly Luna Technologies, Inc.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        Statement of Stockholders' Equity
       For the Period From January 19, 1999 (inception) to March 31, 1999




                                        Common Stock
                                  --------------------------     Additional                     Stock           Total
                                     Number                       Paid-In     Accumulated    Subscriptions   Stockholders'
                                     of Shares      Amount        Capital       Deficit       Receivable        Equity
                                  ------------   -----------    -----------  ------------   --------------   -------------
Issuance of common stock
   through March 1999;
   for cash at $.001 per share       7,170,000     $   7,170     $      --     $      --      $              $   7,170

Issuance of common stock
    through March 1999;
    for cash at $.50 per share         140,660           141        70,189            --         (5,000)        65,330

Loss for period ending,
    March 31, 1999                                                               (29,097)                      (29,097)
                                     ---------     ---------     ---------     ---------      ---------      ---------
Balance
    March 31, 1999                   7,310,660     $   7,311     $  70,189     $ (29,097)     $  (5,000)     $  43,403
                                     =========     =========     =========     =========      =========      =========








   The accompanying notes are an integral part of these financial statements.

                         LUNA MEDICAL TECHNOLOGIES, INC.
                        Formerly Luna Technologies, Inc.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             Statement of Cash Flows
       For the Period From January 19, 1999 (inception) to March 31, 1999



Cash flows from operating activities:
      Net loss                                                         $(29,097)
      Adjustments to reconcile net loss
          to net cash used by operating activities:
      Increase (decrease) in:
          Accounts receivable                                            (2,011)
          Prepaid expenses                                              (22,090)
          Inventory                                                      (1,012)
      (Increase) decrease in:
          Accounts payable                                               10,556
          Accrued liabilities                                            16,583
                                                                       --------
Net cash (used) in operating activities                                 (27,071)
                                                                       --------

Cash flows from investing activities:
      Loan to licensor pursuant to licensing agreement                  (40,000)
      Acquisition cost of license                                            (1)
                                                                       --------
Net cash (used) by investing activities                                 (40,001)
                                                                       --------

Cash flows from financing activities:
      Proceeds from Sale of Common Stock                                 72,500
      Proceeds from short-term loan payable                              20,469
      Repayment of short-term loan payable                              (16,000)
                                                                       --------
Net cash provided by financing activities                                76,969
                                                                       --------

Change in cash                                                            9,897


Cash, beginning of period                                                    --
                                                                       --------

Cash, end of period                                                    $  9,897
                                                                       ========


Supplemental disclosures:


Interest paid                                                          $     --
Income taxes paid                                                      $     --


   The accompanying notes are an integral part of these financial statements.

                         LUNA MEDICAL TECHNOLOGIES, INC.
                        Formerly Luna Technologies, Inc.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 1999


     NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Luna Medical Technologies, Inc., formerly Luna Technologies, Inc., (hereinafter "the Company"), was incorporated January 19, 1999 under the laws of the State of Nevada for the purpose of engaging in any lawful activity. The Company has entered into an exclusive worldwide license agreement with Luna Products, Inc. to manufacture and distribute the Luna Fertility Indicator, and is in the process of developing marketing plans for the products acquired. The Company maintains an office in Vancouver, British Columbia.

     On May 31, 1999 the Company amended its articles of incorporation to reflect the name change to Luna Medical Technologies, Inc.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Luna Medical Technologies, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     Development Stage Activities

     The Company has been in the development stage since its formation in January, 1999 and has not yet realized any significant revenues from its planned operations. It is primarily engaged in the manufacture and distributions of the Luna Fertility Indicator, and is in the process of developing marketing plans for the products acquired.

     Accounting Method

     The Company's financial statements are prepared using the accrual method of accounting.

     Loss Per Share

     Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.

     Cash and Cash Equivalents

     For purposes of the Statement of Cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                         LUNA MEDICAL TECHNOLOGIES, INC.
                        Formerly Luna Technologies, Inc.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 1999


     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTANTS POLICIES (CONTINUED)

     Provision for Taxes

     At March 31, 1999, the Company had net operating loss of approximately $29,100. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

     Use of Estimates

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

     Translation of Foreign Currency

     The Company has adopted Financial Accounting Standard No. 52. The Canadian foreign exchange rate has remained approximately the same since inception therefore, there are no material exchange rate transaction gains or losses. In the future, the Company will record such transactions in the Statement of Stockholders' Equity.

     NOTE 3 - DETAILS OF SHORT-TERM DEBT

     Short-term loan payable consists of the following at March 31, 1999:

     Campbell Capital Advisory, Inc. (CCA)                               $4,469

     During this period CCA advanced $20,469, of which $16,000 has been repaid. The loan payable is unsecured and bears no interest. The Company intends to pay the balance when funds become available. It is payable to a related company under the control of the Company's president (see Note 5).

                         LUNA MEDICAL TECHNOLOGIES, INC.
                        Formerly Luna Technologies, Inc.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 1999


     NOTE 4 - COMMON STOCK

     Upon incorporation, 7,310,660 shares of common stock were sold, 7,170,000 at $.00l per share, and 140,660 at $50 per share, under Regulation D, Rule 504.

     No shares of preferred stock were issued during the period ending March 31, 1999.

     NOTE 5 - RELATED PARTIES

     The President and Chief Executive Officer of the Company, Gordon C. McDougall, is also the president and stockholder of Campbell Capital Advisory, Inc., which has advanced funds to the Company to begin operations and to retain the services of an attorney. The Company occupies office space contracted by Mr. McDougall. The rental agreement is a monthly agreement with International Parkside, for which the Company paid one month's rent during the reporting period.

     During the period ended March 31, 1999, Campbell Capital Advisory, Inc. was paid $5,000 in consulting fees for the services of Mr. McDougall.

     NOTE 6 - COMMITMENTS AND CONTINGENCIES

     On January 31, 1999, Luna Medical Technologies, Inc. entered into a licensing agreement with Luna Products, Inc. (LPI). This arrangement is recorded as a loan receivable of 340,000 and as deferred and accrued marketing expenses, originally in the sum of $20,000. The value ascribed by the agreement to the license is $1. The Agreement calls for the loan to be paid by a $1 fee per unit for the first 30,000 units sold, and then a $.50 fee per unit in perpetuity, continuing after the loan is paid in full as a licensing cost. Until May 31, 1999, the agreement can be modified and the loan converted into 50% of the common stock of Luna Products, Inc. The loan does not have a stated rate of interest and management believes that sales should result in a complete repayment of this loan within one year. Furthermore, the Licensing Agreement calls for continuing royalties of 5% of Luna Medical Technologies gross sales to tuna Products, Inc. and $1 for each unit sold to Jim Emmerson, a director of LPI. Each of these royalties will be paid monthly and include all units sold, in perpetuity.

     On May 6, 1999, the Company and LPI agreed to certain modifications to the Licensing agreement. The Company arced not to exercise its right to acquire a 50% equity interest in LPI. The companies agreed to certain pricing and purchasing structures and increased the required total marketing obligation to $250,000 to be expended by May 31, 2000.

                         LUNA MEDICAL TECHNOLOGIES, INC.
                        Formerly Luna Technologies, Inc.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 1999


     NOTE 7 - YEAR 2000 ISSUES

     Like other companies, Luna Medical Technologies, Inc. could be adversely affected if the computer systems the Company, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment and elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurance that the Year 2000 issue will not have an impact on the Company's operations.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with the Company's accountants since the formation of the Company as required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The financial statements of the Company for the period from incorporation to March 31, 1999 appearing in this Prospectus and Registration Statement have been audited by Williams & Webster, P.S., Certified Public Accountants, and are included in reliance upon such reports given upon the authority of Williams & Webster, P.S. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement on Form 10-SB with the Commission pursuant to the 1934 Act. This Prospectus does not contain all of the information set forth in the Registration Statement on Form 10-SB and the exhibits, schedules and amendments to the Registration Statement on Form 10-SB. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement on Form 10-SB and the exhibits, schedules and amendments filed as a part of the Registration Statement on Form 10-SB. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form 10-SB or any amendments thereto. Each such statement is qualified in all respects by such reference to such exhibits.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Article Twelve of the Company's Articles of Incorporation limits the liability of the Company's directors. Directors will not be liable to the Company for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances. Such limitation will not affect liability for any breach of a director's duty to the Company or the Company's shareholders: with respect to approval by the director of any transaction from which he or she derives an improper personal benefit; with respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interests of the Company or the Company's shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Company or our shareholders, or that indicate a reckless disregard for his or her duty to the Company or the Company's shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or the Company's shareholders; or, based on transactions between the

Company and the Company's directors or another corporation with interrelated directors or on improper distributions, loans or guaranties pursuant to applicable sections of the Nevada General Corporation Law. Such limitation of liability will not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Articles of Incorporation provides that the Company will indemnify the Company's directors to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada General Corporation Law.

Indemnification Agreements. We anticipate entering into indemnification agreements with each of the Company's directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of the Company. To be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution

The Company will pay all expenses in connection with the registration of the Shares only. The estimated expenses of issuance and distribution are set forth below.


Registration Fees         Approximately       US$2,779.81
Legal Fees                Approximately       US$20,000.00
Accounting Fees           Approximately       US$500.00

Item  26.  Recent Sales of Unregistered Securities

There have not been sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about January 19, 1999, the Company commenced an offering of shares of its US$.001 par value common stock for US$.001 per share. Those shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 ("Act") specified by the provisions of Section 3(b) of the Act and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission pursuant to that Section 3(b). The Company sold a total of 7,170,000 shares of its US$.001 par value common stock pursuant to that offering. The gross proceeds from that offering amounted to US$7,170, all of which was allocated to working capital.

In or about March of 1999, the Company commenced an offering of shares of its US$.001 par value common stock for US$.50 per share. The shares were issued in reliance on an exemption from the registration requirements of the Act specified by the provisions of Section 3(b) of the Act and Rule 504 of Regulation D promulgated by the Securities and Exchange Commission pursuant to Section 3(b). The Company sold a total of 140,660 shares of its common stock pursuant to that offering. The gross proceeds to the Company amounted to US$70,330, all of which was allocated to working capital.

In or about January of 2000, the Company completed an offering of units consisting of one share of its US$.001 par value common stock and one warrant to purchase one share of the Company's US$.001 par value common stock for US$1.00. The units were sold for US$.50 per unit. The units were issued in reliance on an exemption from the registration requirements of the Act specified by the provisions of Section 4(2) of the Act and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission pursuant to Section 4(2). The Company sold a total of 410,000 units pursuant to that offering. The gross proceeds to the Company amounted to US$205,000.00, of which US$145,000.00 was used for working capital and US$20,000.00 of which was used to reduce a loan balance to Campbell Capital Advisory Inc., a company controlled by Gordon McDougall, the Company's Chief Executive Officer, Secretary, Chief Financial Officer and Treasurer. In addition, US$40,000.00 of such proceeds were used to reduce a loan balance to Javelin Enterprises Ltd.

In or around March of 2000, the Company completed an offering of shares of its US$.001 par value common stock for US$0.50 per share. The shares were issued in reliance on an exemption from the registration requirements of the Act specified by the provisions of Regulation S promulgated by the Securities and Exchange Commission pursuant to Regulation S.

Such shares were sold to "non-U.S. citizens" as that term is defined in relevant securities law. The Company sold a total of 375,000 shares of its common stock pursuant to that offering. The gross proceeds to the Company were $US$160,055.00. US$150,055.00 of such proceeds were used for working capital and US$10,000.00 of such proceeds were used to repay a loan to Phoenix Titanium..

Item 27. Exhibits.

Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

1       Underwriting Agreement (Not Applicable)

2       Plan of Merger (Not Applicable)

3.1     Articles of Incorporation* (Charter Document)

3.2     Certificate of Amendment to Articles of  Incorporation*  (Charter
        Document)

3.3     Bylaws*

8.      Opinion Re: Tax Matters (Not Applicable)

9.      Voting Trust Agreement (Not Applicable)

11      Computation of Per Share Earnings**

10.1    Agreement with Luna Products Inc. (Material Contract)

15.     Letter on Unaudited Interim Financial Information (Not Applicable)

21.     Subsidiaries of the Registrant***

23.1    Consent of Auditors

23.2    Consent of Counsel (Not Applicable)

24.     Power of Attorney (Not Applicable)

27.     Financial Data Schedule*

* Previously filed as Exhibits to the Company's Registration Statement on Form 10-SB and all amendments therto.

**   Included within the attached Audited Financial Statements.

*** Included within the attached unaudited management Prepared Financial Statements.

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, the Province of British Columbia, Canada, on April 28, 2000.

                                         Luna Medical Technologies, Inc.,
                                         a Nevada corporation

                                         By:/s/ GORDON MCDOUGALL
                                            ------------------------------------
                                             Gordon McDougall
                                         Its: CEO, Secretary, CFO and Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

LUNA MEDICAL TECHNOLOGIES, INC.

/s/ GORDON MCDOUGALL                        April 28, 2000
------------------------------------
Director


/s/ BRAD DESAULNIERS                        April 28, 2000
------------------------------------
Director